UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities exchange act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1293 South Main Street, Akron, OH		44301
(Address of principal executive offices)		(Zip Code)

(330) 253-5592

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 24, 2019, Myers Industries, Inc. (the “Company”) held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company voted as set forth below on the following proposals, each of which is described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2019 (the “Proxy Statement”).

Proposal No. 1. Election of Directors.

The Company’s shareholders elected, with the respective votes set forth opposite their names, the following persons to the Company’s Board of Directors to hold office until the 2020 annual meeting of shareholders or until their successors are duly elected and qualified:

Name	For	Withheld	Broker Non-Vote
R. David Banyard	31,015,303	136,254	2,003,955
Sarah R. Coffin	30,823,361	328,196	2,003,955
Ronald M. De Feo	31,020,589	130,968	2,003,955
William A. Foley	30,694,173	457,384	2,003,955
F. Jack Liebau, Jr.	30,953,726	197,831	2,003,955
Bruce M. Lisman	30,947,951	203,606	2,003,955
Lori Lutey	31,035,427	116,130	2,003,955
Jane Scaccetti	30,978,055	173,502	2,003,955
Robert A. Stefanko	30,876,134	275,423	2,003,955

Proposal No. 2. Advisory Vote to Approve Executive Compensation.

The Company’s shareholders, by adopting a non-binding advisory resolution, approved the 2018 compensation of the Company’s named executive officers. Voting results on this proposal were as follows:

For	30,278,126
Against	687,865
Abstain	185,566
Broker Non-Vote	2,003,955

Proposal No. 3. Ratification of Appointment of Independent Registered Public Accounting Firm.

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2019. Voting results on this proposal were as follows:

For	32,940,912
Against	202,503
Abstain	12,097
Broker Non-Vote	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

By:	/s/ Andrean R. Horton
Andrean R. Horton
Chief Legal Officer and Secretary

Date: April 25, 2019